EXHIBIT 99.1

PRESS RELEASE

Media Contact:

     Terri Deuel
     Internet Commerce Corporation
     678-533-8003
     ir@icc.net

INTERNET COMMERCE CORPORATION ANNOUNCES FINANCIAL RESULTS
FOR SECOND QUARTER FISCAL 2005

Norcross, Georgia – March 16, 2005 - Internet Commerce Corporation (ICC) (NasdaqSC: ICCA), a pioneer in the use of the Internet for business-to-business (B2B) e-commerce solutions, today announced financial results for its fiscal second quarter ended January 31, 2005.

Thomas J. Stallings, chief executive officer of ICC, said: “The ICC team continues to deliver on its commitment to improve the financial position of the company, making this fiscal quarter the second consecutive quarter of cash flow positive results on an adjusted EBITDA basis. Behind the continued financial improvement is strong revenue growth and improved gross margins from the prior year. Our balance sheet remains healthy with $3.15 million in cash.

“Credit for the financial performance goes to the entire ICC team whose focus on securing new business, increasing customer satisfaction, reducing expenditures, and streamlining core business processes is yielding positive results. With the relocation to our more cost-effective headquarters location behind us and an extension to the original date for Sarbanes-Oxley compliance, we anticipate accelerated progress in the second half. We are pleased with our results, but recognize an unrelenting focus on execution is vital to realize our goal of generating positive cash flow from operations.”

Second quarter revenue from continuing operations in fiscal 2005 was $3.49 million, up 26.4% compared with the second quarter of fiscal 2004 revenues of $2.76 million. Income was a net loss of $288 thousand compared with net loss of $1.5 million a year ago, a decrease of 80.5%. Basic and diluted loss per common share of $0.02 from continuing operations compared with basic and diluted loss of $0.12 per common share in the same period of fiscal 2004, a decrease of 81.8%.

The Company further reported that it achieved Earnings Before Interest, non-cash compensation, Taxes, Depreciation and Amortization (Adjusted “EBITDA”) of $271 thousand in the second quarter of fiscal 2005 as compared to Adjusted EBITDA during the second quarter of fiscal 2004 of $(595) thousand. Adjusted EBITDA is not a financial measure within generally accepted accounting principles (GAAP). The Company believes that this presentation of Adjusted EBITDA provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached in addition to a reconciliation to net income for all periods presented.

Second quarter revenue growth of 26.4% from second quarter fiscal 2004 to second quarter fiscal 2005 was driven by both business segments. In the ICC.NETTM segment, second quarter revenues from continuing operations were $2.7 million, up 8% from $2.5 million in the fiscal 2004 period. This revenue represented 78.5% of consolidated revenue in the second quarter compared to 90.2% of consolidated revenue in the year ago period Revenues from the Service Bureau segment was $752 thousand, an increase of 177.5% compared $271 thousand in the second quarter of fiscal 2004. This revenue represented 21.5% of consolidated revenue in the second quarter compared to 9.8% of consolidated revenue in the year ago period

The Company’s total gross profit margin from continuing operations improved to 61.6% in second quarter fiscal 2005 from 34.8% in the second quarter of last fiscal year, and total expenses from continuing operations decreased 13% in second quarter fiscal 2005 from the prior-year period to $3.79 million from $4.37 million.

Six Month Fiscal 2005 Results

For the six months ended January 31, 2005, revenues from continuing operations totaled $7.24 million, up 23.6% compared with first half fiscal 2004 revenues of $5.86 million. Income was a net loss of $690 thousand compared to $2.32 million for the same period in fiscal 2004, a decrease of 70.3%. Basic and diluted loss per common share from continuing operations was $0.05 compared with a loss of $0.18 per basic diluted and common share for the fiscal 2004 period, a decrease of 70.6%.

The Company further reported that it achieved Adjusted EBITDA of $465 thousand in the first six months of fiscal 2005 as compared to $(986) thousand of Adjusted EBITDA during the first six months of fiscal 2004. The Company believes that this presentation of Adjusted EBITDA provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached in addition to a reconciliation to net income for all periods presented.

Six month revenue growth of 23.6% was driven by both business segments. In the ICC.NETTM segment, six month revenues from continuing operations were $5.57 million, up 5.5% from $5.28 million the same fiscal 2004 period. This revenue represented 76.9% of consolidated revenue in the first half of fiscal 2005 compared to 90.1% of consolidated revenue in the year ago period. Revenues from the Service Bureau segment were $1.67 million, an increase of 188.4% compared with $579 thousand in the first six months of fiscal 2004. This revenue represented 23.1% of consolidated revenue compared to 9.9% of consolidated revenue in the year ago period

The Company’s total gross profit margin from continuing operations improved to 61.9% in the first six months of fiscal 2005 from 38.4% in the first six months of last fiscal year, and total expenses from continuing operations decreased 3.8% in first half of fiscal 2005 from the prior-year period to $7.95 million from $8.26 million.

The company ended the first six months of fiscal 2005 with over $3.15 million of cash on hand. The balance sheet remains strong, and the company is well positioned to take advantage of opportunities.

Forward-Looking and Cautionary Statements

Except for the historical information and discussion contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in the company’s filing with the U.S. Securities and Exchange Commission (SEC).

     About Internet Commerce Corporation (ICC)
Internet Commerce Corporation (ICC), headquartered in Norcross, GA, is a pioneer in the use of the Internet for business-to-business (B2B) e-commerce solutions. Thousand of customers rely on ICC’s comprehensive line of solutions, in-depth expertise, and unmatched customer service to help balance cost, fit, and function required to meet unique requirements for trading partner compliance, coordination, and collaboration. With its software solutions, network services, hosted web applications, managed services, and consulting services, ICC is the trusted provider of B2B solutions for businesses, regardless of size and level of technical sophistication, to connect with their trading communities. For more information, visit www.icc.net.

Internet Commerce Corporation Consolidated Balance Sheets

	January 31,	July 31,
	2005	2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,151	$3,790
Accounts receivable, net of allowance for doubtful accounts of $303 and $309, respectively	2,320	2,154
Prepaid expenses and other current assets	418	245

Total current assets	5,889	6,189
Restricted cash	109	108
Property and equipment, net	318	296
Software development costs, net	—	18
Goodwill	2,661	2,539
Other intangible assets, net	1,678	2,265
Other assets	14	14

Total assets	$10,668	$11,429

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$252	$524
Accrued expenses	906	1,004
Accrued dividends – preferred stock	34	233
Deferred revenue	169	133
Capital lease obligation	19	52
Other current liabilities	40	45

Total current liabilities	1,420	1,991
Capital lease obligation — less current portion	—	3

Total liabilities	1,420	1,994

Commitments and contingencies
Stockholders’ Equity:
Preferred Stock	*	*
Common Stock	193	191
Additional paid-in capital	95,645	95,143
Accumulated deficit	(86,590)	(85,900)

Total stockholders’ equity	9,248	9,434

Total liabilities and stockholders’ equity	$10,668	$11,429

See notes to consolidated financial statements.

* Less than $1,000

Internet Commerce Corporation Condensed Consolidated Statements of Operations and
Comprehensive
Loss (unaudited)

	Three Months Ended				Six Months Ended
	January 31,				January 31,
	2005		2004		2005		2004
Revenue:
Services		$3,493		$2,756		$7,240		$5,859

Expenses:
Cost of services administrative (excluding non-cash compensation of $1 and $3 for the three and six months ended January 31, 2005 respectively, and of $19 for the three and six months ended January 31, 2004)		1,340		1,751		2,758		3,611
Impairment of capitalized software		—		45		—		45
Product development and enhancement (excluding non-cash compensation of $8 and $15 for the three and six months ended January 31, 2005 respectively, and of $112 for the three and six months ended January 31, 2004)		241		227		464		452
Selling and marketing (excluding non-cash compensation of $8 and $10 for the three and six months ended January 31, 2005 respectively, and of $75 for the three and six months ended January 31, 2004)		703		812		1,541		1,638
General and administrative (excluding non-cash compensation of $177 and $376 for the three and six months ended January 31, 2005 respectively, and of $267 and $320 for the three and six months ended January 31, 2004)		1,311		1,005		2,773		1,950
Non-cash charges for stock-based compensation and services		193		473		404		526

		3,789		4,312		7,940		8,222

Operating loss		(296)		(1,557)		(700)		(2,363)

Other income and (expense):
Interest and investment income		8		68		14		69
Interest expense		(1)		(15)		(4)		(27)

		7		54		10		42

Net loss	$		$		$		$
		(288)		(1,503)		(690)		(2,321)
Dividends on preferred stock		(101)		(102)		(201)		(202)

Loss attributable to common stockholders		$(389)		$(1,605)		$(891)		$(2,523)

Basic and diluted loss per common share		$(0.02)		$(0.12)		$(0.05)		$(0.18)

Weighted average number of common shares outstanding - basic and diluted		19,131		13,816		19,094		13,807

COMPREHENSIVE LOSS:
Net loss		$(288)		$(1,503)		$(690)		$(2,321)
Other comprehensive income:
Unrealized gain – marketable securities		—		33		—		42
Reclassification of unrealized gain on marketable securities		—		(68)		—		(68)

Comprehensive loss		$(288)		$(1,538)		$(690)		$(2,346)

See notes to consolidated financial statements.

Internet Commerce Corporation Condensed Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended January 31,
	2005	2004
Cash flows from operating activities:
Net loss	$(690)	$(2,321)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	741	767
Bad debt expense	116	29
Non-cash interest expense	—	17
Realized (gain) loss on sale of marketable securities	—	(68)
Impairment of capitalized software	—	45
Non-cash charges for equity instruments issued for compensation and services	404	526
Changes in:
Accounts receivable	(281)	(74)
Prepaid expenses and other assets	(28)	3
Accounts payable	(272)	(386)
Accrued expenses	(320)	(342)
Deferred revenue	35	(44)
Other liabilities	(5)	(74)

Net cash used in operating activities	(300)	(1,922)

Cash flows from investing activities:
Additional costs of previous acquisition	(121)	—
Purchases of property and equipment	(158)	(75)
Proceeds from sales of marketable securities	—	134

Net cash (used in) provided by investing activities	(279)	59

Cash flows from financing activities:
Borrowings under accounts receivable financing agreement	—	864
Repayment of borrowings under accounts receivable financing agreement	—	(331)
Net payments for the issuance of common stock and warrants	(24)	—
Payments of capital lease obligations	(36)	(64)

Net cash (used in) provided by financing activities	(60)	469
Net decrease in cash and cash equivalents	(639	(1,394)
Cash and cash equivalents, beginning of period	3,790	2,283

Cash and cash equivalents, end of period	$3,151	$890

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$4	$8
Noncash investing and financing activities:
Issuance of common stock for dividends on preferred stock	400	340

See notes to consolidated financial statements.

Internet Commerce Corporation Supplemental Financial Information

Reconciliation of Net
Income to Adjusted EBITDA -	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
Consolidated	January 31, 2005	January 31, 2004	January 31, 2005	January 31, 2004
(in thousands)
Net Loss	$(288)	$(1,503)	$(690)	$(2,321)
Less: Net interest and investment (income) expense	$7	$54	$10	$42
Depreciation and amortization	$359	$381	$741	$767
Non-cash charges for stock-based compensation	$193	$473	$404	$526

Adjusted EBITDA (Loss) Income	$271	$(595)	$465	$(986)

Interest Expense	(7)	(54)	(10)	(42)
Add (subtract):
Non-cash Interest Expense	—	9	—	17
Bad Debt Expense	86	14	116	29
Realized gain on sale of marketable securities	—	(68)	—	(68)
Impairment of Capitalized Software	—	45	—	45
Change in Deferred Revenue	32	(16)	35	(44)
Changes in operating assets and liabilities	(700)	(154)	(906)	(873)

Net cash provided from operations	$(318)	$(819)	$(300)	$(1,922)